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                                                                      Exhibit 21


                                MASCOTECH, INC.
                            (A DELAWARE CORPORATION)

Subsidiaries as of March 15, 1997


                   NAME                     JURISDICTION OF INCORPORATION OR ORGANIZATION
                   ----                     ---------------------------------------------
Arrow Specialty Company                                       Delaware
BLD Products, Ltd.                                            Michigan
 Novo Products, Inc.                                           Florida
Hebco Products, Inc.                                            Ohio
International Brake Industries, Inc.                          Delaware
Kendallville Foundry, Inc.                                    Delaware
Longman Enterprises, Inc.                                      Florida
 Pylon Manufacturing Corp.                                    Delaware
W.C. McCurdy Co.                                              Michigan
Masco Industries International Sales, Inc.                    Barbados
MASG Disposition, Inc.                                        Michigan
McGuane Industries, Inc.                                      Delaware
MascoTech Coatings, Inc.                                      Michigan
MascoTech Edison, Inc.                                       New Jersey
MascoTech Europe, Inc.                                        Delaware
MascoTech European Holdings, Inc.                             Delaware
 Glo SpA                                                        Italy
MascoTech GmbH                                                 Germany
  H&B Hyprotec Technology OHG                                  Germany
    Huber & Bauer GmbH 20%                                     Germany
  Holzer GmbH & Co.                                            Germany



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
                    NAME                   JURISDICTION OF INCORPORATION OR ORGANIZATION
                    ----                   ---------------------------------------------
 Holzer Limited                                            United Kingdom
 Holzer Verwaltungs GmbH                                       Germany
 Neumeyer Fliesspressen GmbH                                   Germany
MascoTech Forming Technologies - Fort Wayne, Inc.             Delaware
MascoTech Holding Company                                     Delaware
MascoTech Industrial Components, Inc.                         Delaware
  Huron/St. Clair Manufacturing Company                       Delaware
MascoTech Services, Inc.                                      Delaware
MascoTech Sintered Components, Inc.                           Delaware
MascoTech Tubular Products, Inc.                              Michigan
MASX Energy Services Group, Inc.                              Delaware
Mr. Bracket, Inc.                                             Delaware
NI Industries, Inc.                                           Delaware
 NI Foreign Military Sales, Inc.                              Delaware
 NI West, Inc.                                               California
 NI Wheel, Inc.                                                Ontario
 Norris Industries, Inc.                                     California
Plastic Form, Inc.                                            Delaware

Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.


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                               TRIMAS CORPORATION
                            (A DELAWARE CORPORATION)

Subsidiaries as of March 15, 1997

                                                  Jurisdiction of
                                                 Incorporation or
               Name                                Organization
               ----                                ------------
Beaumont Bolt & Gasket, Inc.                           Texas
 Industrial Bolt & Gasket, Inc.                      Louisiana
 Louisiana Bolt and Gasket, Inc.                     Louisiana
Compac Corporation                                    Delaware
 Netcong Investments, Inc.                           New Jersey
Di-Rite Company                                         Ohio
Draw-Tite, Inc.                                       Delaware
 Mongo Electronics, Inc.                              Delaware
Draw-Tite (Canada) Ltd.                               Ontario
Eskay Screw Corporation                               Delaware
Fulton Performance Products, Inc.                     Delaware
 Spar Marine Manufacturing Ltd.                   British Columbia
Heinrich Stolz GmbH & Co. KG                          Germany
 Stolz USA, Inc.                                       Texas
Hitch 'N Post, Inc.                                   Delaware
Kee Services, Inc.                                    Michigan
Keo Cutters, Inc.                                     Delaware
Lake Erie Screw Corporation                             Ohio
Lamons Metal Gasket Co.                               Delaware
 Canadian Gasket & Supply Inc.                         Canada
 Louisiana Hose & Rubber Co.                         Louisiana
Monogram Aerospace Fasteners, Inc.                    Delaware
Norris Cylinder Company                               Delaware

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
                                                  Jurisdiction of
                                                  Incorporation or
                       Name                         Organization
                       ----                         ------------
Punchcraft Company                                    Michigan
Reese Products, Inc.                                  Indiana
 TriMas Corporation Pty. Ltd.                        Australia
Reese Products of Canada Ltd.                         Ontario
Reska Spline Products, Inc.                           Michigan
Richards Micro-Tool, Inc.                             Delaware
 Rieke Corporation                                    Indiana
 Rieke Canada Limited                                  Canada
 Rieke of Mexico, Inc.                                Delaware
  Rieke de Mexico, S.A. de C.V.                        Mexico
Rieke Leasing Co., Incorporated                       Delaware
TriMas Corporation                                     Nevada
TriMas Corporation Limited                         United Kingdom
 Englass Group Limited                             United Kingdom
  Top Emballage                                        France
TriMas Export, Inc.                                   Barbados
TriMas Fasteners, Inc.                                Delaware
TriMas Services Corp.                                 Delaware